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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               August 30, 2005
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               (Date of Report: Date of earliest event reported)


                                 OCIS, Inc.
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           (Exact name of registrant as specified in its charter)


          Nevada               333-91436                  26-0014658
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


              2081 South Lakeline Drive, Salt Lake City, Utah 84109
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 467-4566
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                                NA
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        (Former name or former address, if changed since last report)














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  ITEM 5.02 Departure of Directors or Principal Officers; Election of
            Directors; Appointment of Principal Officers.


On August 29, 2005, OCIS Corp. was informed by its current president, Brent W. Schlesinger that he will be leaving as the president of OCIS on December 31, 2005. Mr. Schlesinger is going to be pursuing other business endeavors and has agreed to continue to work with OCIS on a consultant basis through February 2006, in an effort to assist in a transition of the management of OCIS. There have been no disputes with Mr. Schlesinger. Mr. Schlesinger has indicated he feels this is a good time for him to look at pursuing other interest.

At this time, management of OCIS has made no decision as to how to replace Mr. Schlesinger who was the principal behind OCIS business plan and operations. Without Mr. Schelesinger, the direction of OCIS business is in question and the ability to continue operations may be in jeopardy. OCIS management will use the next few months to look at its business and operations to see what direction would be the best to take for OCIS. At this time, no decision have been made.
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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          OCIS, Inc.


                                          By: /s/
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Date: August 30, 2005                        Kirk Blosch, Chief Financial
                                             Officer/Duly Authorized Officer